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                                                                    EXHIBIT 99.b
                   PRUDENTIAL INTERNATIONAL BOND FUND, INC.

                                   By-Laws

                                  ARTICLE I.

                                 Stockholders

        Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

        Section 2. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on a date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, within the month ending four months after the end of the Corporation's fiscal year, for the transaction of such business as may properly be brought before the meeting; provided, however, that an annual meeting shall not be required to be held in any year in which the election of directors is not required to be acted on by stockholders under the Investment Company Act of 1940.

        Section 3. Meetings. Meetings of the stockholders for any purpose or purposes, including for purposes of voting on the removal of one or more Directors, may be called by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than 10% of the common stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed


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meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting as required in this Article and by-law to all stockholders entitled to notice of such meeting. No meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any meeting of stockholders held during the preceding twelve months.

        Section 4. Notice of Meetings of Stockholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof and the general nature of the business proposed to be transacted thereat, shall be given to each stockholder entitled to vote thereat by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears upon the books of the Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid.

        No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

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        Section 5. Record Dates. The Board of Directors may fix, in advance, a date not exceeding ninety days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders, such date shall not be less than ten days prior to the date fixed for such meeting.

        Section 6. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of one-third of the shares of the common stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the stock present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until stockholders owning the requisite amount of stock entitled to vote at such meeting shall be present. At such adjourned meeting at which stockholders owning the requisite amount of stock entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

        Section 7. Voting and Inspectors. At all meetings, stockholders of record entitled to vote thereat shall have one vote for each share of common stock standing in his/her



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name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission.

        All questions shall be decided by a majority of the votes cast and all elections of directors shall be decided by a plurality of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.

        At any election of directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed such inspector.



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        Section 8. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board, or if he or she is not present, by the President, or if he or she is not present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he or she is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.

        Section 9. Concerning Validity of Proxies, Ballots, Etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions concerning the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

                                 ARTICLE II.

                              Board of Directors

        Section 1. Number and Tenure of Office. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors of not less than three nor more than thirteen directors, as may be determined from time to time by vote of a majority of the directors then in office, provided that if there is no stock outstanding the number of directors may be less than three but not less than one. Directors need not be




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stockholders.

        Section 2. Vacancies. In case of any vacancy in the Board of Directors through death, resignation or other cause, other than an increase in the number of directors, a majority of the remaining directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next meeting of stockholders or until his or her successor is chosen and qualifies.

        Section 3. Increase or Decrease In Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of directors and may elect directors to fill the vacancies created by any such increase in the number of directors until the next meeting of stockholders or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of directors to a number not less than three.

        Section 4. Place of Meeting. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

        Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice as the directors may from time to time determine.

        Section 6. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary




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or two or more of the directors, by oral or telegraphic or written notice duly served on or sent or mailed to each director not less than one day before such meeting. No notice need be given to any director who attends in person or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

        Section 7. Quorum. One-third of the directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

        Section 8. Operating Committee. The Board of Directors may, by the affirmative vote of a majority of the whole Board, appoint from the directors an Operating Committee to consist of such number of directors (not less than three) as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the directors. When the Board of Directors is not in session, to the extent permitted by law, the Operating Committee shall have and may exercise any or all of the




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powers of the Board of Directors in the management of the business and affairs of the Corporation. The Operating Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Operating Committee, the remaining members may appoint a member of the Board of Directors to act in his or her place.

        Section 9. Other Committees. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint from the directors other committees which shall in each case consist of such number of directors (not less than one) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

        Section 10. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting unless otherwise provided by the Investment Company Act of 1940.

        Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a





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meeting, if a written consent to such action is signed by all members of the
Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee, unless otherwise provided by the Investment Company Act of 1940.

        Section 12. Compensation of Directors. No director shall receive any stated salary or fees from the Corporation for his or her services as such if such director is, other than by reason of being such director, an interested person (as such term is defined by the Investment Company Act of 1940) of the Corporation or of its investment adviser, administrator or principal underwriter. Except as provided in the preceding sentence, directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

        Section 13. Removal of Directors. No director shall continue to hold office after the holders of record of not less than two-thirds of the Corporation's outstanding common stock of all series have declared that that director be removed from office either by declaration in writing filed with the Corporation's secretary or by votes cast in person or by proxy at a meeting called for the purpose. The directors shall promptly call a meeting of stockholders for the purpose of voting upon the question of removal of any director or directors when requested in writing to do so by the record holders of not less than 10 percent of the Corporation's outstanding common stock of all series.

                                 ARTICLE III.

                                   Officers

        Section 1. Executive Officers. The executive officers of the Corporation shall be




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chosen by the Board of Directors. These may include a Chairman of the Board of
Directors and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or the Operating Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Operating Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

        Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors.

        Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Operating Committee.

                                 ARTICLE IV.


                                Capital Stock

        Section 1. Certificates for Shares. Each stockholder of the Corporation shall be


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entitled to a certificate or certificates for the full shares of stock of the
Corporation owned by him or her in such form as the Board from time to time prescribe.

        Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

        Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a Transfer Agent, at the office of the Transfer Agent of the Corporation.

        Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Operating Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.



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                                  ARTICLE V.

                                Corporate Seal

        The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

                                 ARTICLE VI.

                                 Fiscal Year

        The fiscal year of the Corporation shall be fixed by the Board of Directors.

                                 ARTICLE VII.

                               Indemnification

        (a) The Corporation shall indemnify present and former directors, officers, employees and agents of the Corporation (each, a "Covered Person") against judgments, fines, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable federal and state law.

        (b) The Corporation shall advance the expenses of Covered Persons who are parties to any Proceeding to the fullest extent authorized, and in the manner permitted, by applicable federal and state law. For purposes of this paragraph, "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.

        (c) Pursuant and subject to paragraphs (a) and (b), the Corporation shall indemnify each Covered Person against, or advance the expenses of any Covered Person for, the amount of any deductible provided in any liability insurance policy maintained by the Corporation.





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                                ARTICLE VIII.

                                  Custodian

        Section 1. The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000), and, to the extent required by the Investment Company Act of 1940, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation may use as subcustodians, for the purpose of holding any foreign securities and related funds of the Corporation, such foreign banks as the Board of Directors may approve and as shall be permitted by law.

        Section 2. The Corporation shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

               (a) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

               (b) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and




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               (c)    in the event that no successor custodian can be found,
        submit to the stockholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.

                                 ARTICLE IX.

                             Amendment of By-Laws

        The By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by stockholders.

        As amended as of August 24, 2000.




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